Exhibit 1.4

IMVESCOR RESTAURANT GROUP INC.	8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class

Holder Account Number

Form of Proxy - Special Meeting to be held on February 19, 2018

This Form of Proxy is solicited by and on behalf of management.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 pm, Montreal Time, on February 15, 2018, or not less than 48 hours (other than a Saturday, Sunday or holiday) immediately preceding the date of the meeting as it may be adjourned or postponed.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone		To Vote Using the Internet

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com

	1-866-732-VOTE (8683) Toll Free	•	Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this form of proxy, you may choose one of the two voting methods outlined above to vote this form of proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder
I/We, being holder(s) of Imvescor Restaurant Group Inc. hereby appoint: François-Xavier Seigneur or, failing him, Frank Hennessey or, failing him, Gary O'Connor	OR	Print the name of the person you are appointing if this person is someone other than the management nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my/our behalf in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the special meeting of shareholders of Imvescor Restaurant Group Inc. to be held at the Hotel Ruby Foo's, 7655 Décarie Boulevard, Montreal, Québec on February 19, 2018 at 11:00 am (Montreal Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against

	☐	☐
1. The board of directors of Imvescor Restaurant Group Inc. unanimously recommends that shareholders vote FOR the Amalgamation Resolution.

Amalgamation Resolution

To consider, and if deemed advisable to pass, the special resolution of shareholders of Imvescor Restaurant Group Inc., the full text of which is set out in Appendix A of the information circular of Imvescor Restaurant Group Inc. dated January 12, 2018, to approve an amalgamation under Section 181 of the Canada Business Corporations Act involving Imvescor Restaurant Group Inc. and an entity to be incorporated which will be a direct or indirect wholly-owned subsidiary of MTY Food Group Inc.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by management.		DD / MM / YY

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